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                                 EXHIBIT 24

                              POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ALAN C. JONES and JOHN W. WHITE and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign registration statements on Form S-2 relating to Series J Capital Investment Notes and to Common Stock, $5 par value per share, of United Grocers, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF this power of attorney has been signed by the following persons in the capacities indicated on December 14, 1994.


Signature                               Title



/s/ ALAN C. JONES                       President,
Alan C. Jones                           Secretary and Treasurer


/s/ JOHN W. WHITE                       Vice President and
John W. White                           Chief Financial Officer


/s/ GILBERT A. FOSTER                   Director
Gilbert A. Foster


/s/ H. LAWRENCE MONTGOMERY              Director
H. Lawrence Montgomery


/s/ MARLIN A. SMYTHE                    Director
Marlin A. Smythe

Signature                               Title



/s/ DENNIS BLASINGAME                   Director
Dennis Blasingame


/s/ CRAIG DANIELSON                     Director
Craig Danielson


/s/ JAMES C. VICKERS                    Director
James C. Vickers


/s/ DAVID NEAL                          Director
David Neal


/s/ PETER J. O'NEAL                     Director
Peter J. O'Neal


/s/ RAYMOND L. NIDIFFER                 Director
Raymond L. Nidiffer